United States

Securities and Exchange Commission

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Materials Pursuant to Rule 14a-12

CINGULATE INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

CINGULATE INC.

1901 W. 47th Place

Kansas City, Kansas 66205

PROXY STATEMENT SUPPLEMENT DATED JULY 12, 2024

SPECIAL MEETING OF STOCKHOLDERS

To be held on July 30, 2024

The following information supplements and should be read in conjunction with the original Proxy Statement dated June 28, 2024 of Cingulate Inc. (“Cingulate” or the “Company”), which was mailed to stockholders on or about June 28, 2024 (the “Proxy Statement”). Terms defined in the Proxy Statement have the same meaning herein, unless the context otherwise requires.

SUPPLEMENTAL DISCLOSURE

Cingulate is providing this supplement to reflect the following updates to the disclosure in the Proxy Statement.

Proxy Solicitor

The Company has retained Alliance Advisors to act as proxy solicitation agent. In connection with these services, Alliance Advisors will receive approximately $10,000 for its assistance and will be reimbursed for its reasonable out-of-pocket expenses. In addition, the Company has agreed to indemnify Alliance Advisors and certain related persons against certain liabilities relating to or arising out of Alliance Advisor’s engagement.

Except as specifically supplemented by the information contained herein, all information set forth in the Proxy Statement remains unchanged. From and after the date of this supplement, all references to the “Proxy Statement” are to the Proxy Statement as supplemented hereby.